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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated March 17, 1998 included in Price Communication Cellular Holdings Inc.'s and Price Communication Corporation's respective Form 10-K's for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

New York, New York
July 22, 1998